Exhibit 10.5

AMENDMENT TO
STOCKHOLDERS AGREEMENT

This Amendment (this “Amendment”) to that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of September 28, 2001, by and among Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”), Charterhouse Equity Partners III, L.P., a Delaware limited partnership (“Charterhouse”), Chef Nominees Limited, a United Kingdom entity (“Chef”), Wayham Capital, LLC, a Delaware limited liability company and the persons listed on the Schedule of Management Stockholders attached hereto as Schedule A, is made as of September    , 2002, by and among the Company, Charterhouse, Chef and Russell C. Taylor (the “Majority Non-CEP Stockholder”).

WHEREAS, pursuant to Section 11.12(a) of the Stockholders Agreement, the Company, Charterhouse, Chef and the Majority Non-CEP Stockholder wish to amend certain provisions of the Stockholders Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.             Section 11.5 of the Stockholders Agreement is hereby amended by deleting all of the text in such Section and replacing it with the following in substitution therefor:

“11.5 Management Fee. The parties to this Agreement acknowledge that pursuant to the terms of that certain Financial Advisory and Management Services Agreement, dated as of September    , 2002, among Charterhouse Group International, Inc., a Delaware corporation (“CGI”), and Cellu Tissue Holdings, Inc., a Delaware corporation, CGI (or its designee) shall be paid a management fee in an amount equal to Four Hundred Fifty Thousand Dollars ($450,000.00) per calendar year.”

2.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

3.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by facsimile signatures.

4.             Except as specifically set forth herein, the terms and provisions of the Stockholders Agreement, as amended or modified hereby, shall remain in full force and effect.

[END OF TEXT. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CELLU PAPER HOLDINGS, INC.

By:	/s/ Hugu E. Vivero
Name:
Title:

CHARTERHOUSE EQUITY PARTNERS III, L.P.

By:	CHUSA Equity Investors III, L.P., General Partner

By:	Charterhouse Equity III, Inc., General Partner

By:	Phyllis Haberman
Name:
Title:

CHEF NOMINEES LIMITED

By:	Charterhouse Group International, Inc., Attorney-in-fact

By:	/s/ Phyllis Haberman
Name:
Title:

By:	/s/ Russel C. Taylor
Russell C. Taylor

Schedule A

List of Management Stockholders

Russell Taylor

Hugo Vivero

Thomas Moore

Stephen Martineau

Alex Volpe

Kevin French

Steve Crawley

STOCKHOLDERS AGREEMENT

among

CHARTERHOUSE EQUITY PARTNERS III, L.P.

CHEF NOMINEES LIMITED

WAHYAM CAPITAL, LLC

CELLU PAPER HOLDINGS, INC.

and

THE OTHER PARTIES LISTED HEREIN

Dated as of September 28, 2001

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.1	Definitions

ARTICLE II RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL

2.1	Restrictions on Transfer
2.2	Rights of First Refusal Generally
2.3	Apportionment of Shares Among Stockholders in the Event of Over-Subscription
2.4	Apportionment of Shares Among Stockholders in the Event of Failure to Purchase
2.5	Transfer Mechanics
2.6	Transfers to Third Parties after the Company and Stockholders Decline Rights of First Refusal
2.7	Exceptions to Rights of First Refusal

ARTICLE III TAG-ALONG RIGHTS

3.1	Tag-Along Rights Generally
3.2	Allocation of Shares of Tag-Along Stock
3.3	Transfer Mechanics
3.4	Transfers after Stockholders Decline Tag-Along Rights
3.5	Exceptions to Tag-Along Rights

ARTICLE IV RIGHTS TO COMPEL SALE OR IPO EVENT

4.1	Rights to Compel Sale Generally
4.2	Compelled Sale Pursuant to a Sale of Company Stock
4.3	Compelled Sale Other Than Pursuant to a Sale of Company Stock
4.4	Cooperation in Connection with Compelled Sale
4.5	Notice of Consummation of Sale

4.6	Rights to Compel IPO Event

ARTICLE V PREEMPTIVE RIGHTS

5.1	Preemptive Rights

ARTICLE VI CALL RIGHTS ON MANAGEMENT STOCK

6.1	Call Rights
6.2	Obligation to Sell Several
6.3	Payment for Stock
6.4	Miscellaneous
6.5	Proxy and Escrow of Company Stock

ARTICLE VII REGISTRATION RIGHTS

7.1	Demand Registration Rights
7.2	Piggyback Registration Rights
7.3	Priority in Piggyback Registrations
7.4	Expenses
7.5	Restrictions on Public Sale by Stockholders and Company
7.6	Indemnification by the Company
7.7	Indemnification by the Stockholders and Underwriters
7.8	Notices of Claims, Etc.
7.9	Other Indemnification
7.10	Registration Procedure
7.11	Rule 144

ARTICLE VIII ADDITIONAL STOCKHOLDERS

8.1	Transferees of Stockholders or the Company
8.2	New Stockholders
8.3	Supplemental Agreements

ARTICLE IX STOCK LEGENDS

9.1	Stock Certificate Legend

ARTICLE X TERM OF AGREEMENT

10.1	Term

ARTICLE XI MISCELLANEOUS

11.1	Confidentiality
11.2	Specific Performance
11.3	Consent to Jurisdiction, Etc.
11.4	Attorneys’ Fees
11.5	Management Fee
11.6	Transaction Fees
11.7	Headings; No Third Party Beneficiaries
11.8	Entire Agreement
11.9	Notices
11.10	Applicable Law
11.11	Severability
11.12	Successors; Assigns; Transferees; Amendments; Waivers
11.13	Defaults; No Circumvention of Agreement
11.14	Further Assurances
11.15	Counterparts
11.16	Recapitalization, Etc.
11.17	Performance Bonuses

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT dated as of September 28, 2001 (this “Agreement”), by and among Cellu Paper Holdings, Inc., a Delaware corporation (the “Company”), Charterhouse Equity Partners III, L.P., a Delaware limited partnership (“Charterhouse”), Chef Nominees Limited, a United Kingdom entity (“Chef” and together with Charterhouse, “CEP”), Wahyam Capital, LLC, a Delaware limited liability company (“Wahyam”) and the persons listed on the Schedule of Management Stockholders attached hereto as Schedule A (such persons, together with any employees of the Company or its subsidiaries who become parties to this Agreement pursuant to the terms and conditions of this Agreement and each of their respective Permitted Transferees (as defined herein), are referred to herein, collectively, as the “Management Stockholders” and together with Wahyam, as the “Non-CEP Stockholders”; the Non-CEP Stockholders and CEP being referred to herein collectively as the “Stockholders”), and such other persons or entities who or which become parties to this Agreement pursuant to the terms and conditions of this Agreement.

BACKGROUND

WHEREAS, in September 2001, the Company acquired Cellu Tissue Holdings, Inc. (“Cellu Tissue”) in connection with a restructuring of Cellu Tissue (the “2001 Recapitalization”) to significantly reduce the amount of indebtedness outstanding, revise the terms of the remaining indebtedness, and require the stockholders of Cellu Tissue to make an additional equity capital contribution to Cellu Tissue; and

WHEREAS, the 2001 Recapitalization was effectuated through a merger of Cellu Tissue and Cellu Paper Holdings Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, in accordance with the terms of the Merger Agreement dated September 28, 2001 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Cellu Tissue, with Cellu Tissue continuing as the surviving corporation and a wholly owned subsidiary of the Company and all outstanding shares of common stock and preferred stock of Cellu Tissue were cancelled and retired; and

WHEREAS, in connection with the 2001 Recapitalization, the Company issued to a syndicate of senior lenders to Cellu Tissue (the “Bank Group”) warrants to acquire 10% of the fully diluted equity of the Company, contingent warrants to acquire an additional 5% of the fully diluted equity of the Company and $5.0 million of senior indebtedness; and

WHEREAS, the Stockholders believe it to be in their best interests and in the best interests of the Company that they enter into this Agreement providing for certain rights and restrictions with respect to the Company Stock owned by them or their Permitted Transferees (as defined herein); and

WHEREAS, the Company may from time to time offer and sell Company Stock to employees of the Company and its subsidiaries pursuant to stock-based incentive plans or otherwise, which employees will, to the extent they are not otherwise parties hereto, be required as a condition of such sale to become parties to this Agreement pursuant to Article VIII hereof;

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1  Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred to):

(a)           The term “Affiliate” or “affiliate” shall mean, with respect to any specified person, any director or officer of such specified person, or any other person directly or indirectly controlling, controlled by, or under common control with, such specified person, at any time during the period for which the determination of affiliation is being made; provided that in the case of a person who is an individual, such terms shall also include members of such specified person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act); provided further, that for purposes of this Agreement, none of the Management Stockholders shall be deemed Affiliates of CEP.

(b)           The term “Board” shall mean the Board of Directors of the Company.

(c)           The term “Bona Fide Offer” shall mean any cash offer by a Third Party in writing, setting forth a specific cash purchase price and a closing date of no more than thirty days therefrom, which is fully financed and not subject to any material conditions.

(d)           The term “Business Day” shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

(e)           The term  “Cause”  shall mean, with respect to any Management Stockholder, (i) the continuing, repeated and willful refusal and failure (other than during periods of illness, disability or vacation) to perform his duties under his respective employment agreement with the Company or under any lawful directive of the Board (consistent with the terms of the applicable employment agreement), (ii) the Management Stockholder’s willful misconduct or gross neglect in the performance of his duties under his respective employment agreement which in either case is materially injurious to the Company, monetarily or otherwise, (iii) the willful material breach of his employment agreement, (iv) the final, non-appealable conviction of the Management Stockholder of any felony or the Management Stockholder’s pleading guilty to any felony, other than motor vehicle offenses, or (v) the indictment of the Management Stockholder for any felony on account of action taken by the Management Stockholder constituting theft or embezzlement from the Company or other fraudulent action against the Company.

(f)            The term “CEO” shall mean the Chief Executive Officer of the Company.

(g)           The term “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

(h)           The term “Company” shall mean the person named as the “Company” in the first paragraph of this Agreement, and any successor or assign thereof.

(i)            The term “Company Stock” shall mean the capital stock of any class or series of the Company, and any securities of the Company convertible into, or exercisable or exchangeable for, any such capital stock of the Company (including, without limitation, (i) shares of Common Stock issued or issuable under outstanding options pursuant to the Company Stock Option Plan or any other stock option plan or employee benefit or other incentive plan which may be adopted by the Company on or after the date hereof, (ii) shares of Common Stock issued (or issuable) upon exercise of any warrants or upon exercise of preemptive rights granted by the Company, (iii) any warrants or options to purchase Common Stock, and (iv) shares of Common Stock issued and outstanding prior to the date hereof. The term “Company Stock” shall also include, except as otherwise provided herein, any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Company Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

(j)            The term “Company Stock Option Plan” shall mean that certain plan or plans or arrangements, adopted by the Board of the Company for the benefit of directors, officers and/or other employees of the Company and its subsidiaries, providing for the grant of stock options and/or restricted stock in accordance with the terms and conditions therein stated or stated in any accompanying agreements; provided, that such plans in the aggregate shall relate to the issuance or potential issuance of not more than 15% of the shares of Capital Stock of the Company on a Fully-Diluted Basis.

(k)           The term “control”, when used with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(1)           The term “Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of January 13, 1998, as amended and restated as of March 24, 1998, and as further amended and restated as of September 28, 2001, by and among the Company, Cellu Tissue Holdings, Inc. and certain of its subsidiaries named therein as borrowers, the lending institutions named therein, Bankers Trust Company as administrative agent and Deutsche Bank AG, Canada Branch, as Canadian Agent, as the same may be amended and restated from time to time.

(m)          The term “Duly Endorsed” shall mean (i) duly endorsed in blank by the person or persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied by a duly executed stock or security assignment separate from the certificate, in each case with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

(n)           The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)           The term “Fair Market Value”, used in connection with the value of (x) a share of Company Stock, shall mean the fair market value as determined by the Board and (y) a share of Company Stock subject to an option, shall mean the positive difference between Fair Market Value as calculated pursuant to clause (x) of this definition and the applicable exercise price per share of Company Stock of such option.

(p)           The term “Fully-Diluted Basis” shall mean, with respect to any calculation of the outstanding number of shares of Company Stock or the outstanding amount of common equity of the Company (as the case may be), an amount equal to the total outstanding number of shares of Company Stock, calculated without duplication and assuming the conversion of all outstanding shares of convertible capital stock and securities of the Company and the exercise of all warrants, options and other rights (including, without limitation, employee stock options pursuant to the Company Stock Option Plan (except that, with respect to such options and warrants, if any such options are finally determined to be less than 100% vested or if any such warrants are finally determined to be less than 100% exercisable, only those shares of Company Stock which may be exercised following such final determination shall be included in such calculation) to purchase shares of Company Stock.

(q)           The term “GAAP” shall mean U.S. generally accepted accounting principles, as in effect on the date any calculation thereunder is made, applied on a basis consistent with prior periods.

(r)            The term “Good Reason” shall mean the Board’s objection to a proposed transferee because of (i) potential interference with the Company’s strategy and (ii) any reasonably foreseeable potential adverse effects on the Company or any of its stockholders.

(s)           The term “IPO Event” shall mean an initial public offering of capital stock by the Company involving the Registration and sale of an aggregate of $35 million or more of common equity of the Company, whether involving a primary offering or a combined primary and secondary offering, and pursuant to which the Company becomes listed on a national securities exchange or on the Nasdaq Stock Market or Nasdaq National Market; provided that in the event that CEP consents to an initial public offering that involves the Registration and sale of less than $35 million of common equity of the Company, then an IPO Event shall be deemed, for purposes of this Agreement, to mean a Registration which, when taken together with all other Registrations, constitutes a sale by the Company, its stockholders or any combination thereof, of $35 million or more of common equity of the Company (as calculated in the manner set forth above).

(t)                                    The term “Permitted Transferee” of a Stockholder shall mean the Company and:

(i)   in the case of Charterhouse or Chef, (A) any limited partner or general partner of Charterhouse or Chef, as the case may be, and in respect of any distribution to its equity holders, any entity which is a general partner, limited partner or equity holder of any general partner or limited partner of Charterhouse or Chef, as the case may be, and any further distribution by any such general partner, limited partner or equity holder to its general or limited partners or equity holders (B) any director, officer, managing director or other employee of Charterhouse or Chef, as the case maybe, or any affiliate of Charterhouse or Chef, as the case may be (collectively, the “CEP Associates”), (C) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any CEP Associate and (D) any trust, the beneficiaries of which, or corporation or partnership, the stockholders or general or limited partners of which, include only a CEP Associate, his or her spouse, members of his or her immediate family and his or her lineal descendants, to which any general partner or limited partner of Charterhouse or Chef, any affiliate of Charterhouse or Chef or any CEP Associate has transferred shares of Company Stock;

(ii)   in the case of any Management Stockholders (A) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Management Stockholder and (B) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only any such Management Stockholder, his or her spouse, parents, siblings, children (including adopted children), grandchildren (including adopted grandchildren) or direct lineal descendants of grandchildren of any such Management Stockholder which any such Management Stockholder has transferred shares of Company Stock; and

(iii)   in the case of a Management Stockholder (excluding the CEO as a transferor), any other Management Stockholder;

provided that in each case (1) each such transferor has obtained the prior written consent of the Company (which consent shall not be withheld unless, in the opinion of the Company, such transfer together with all other transfers of Company Stock made after the date hereof could result in or create a significant risk (as defined below) that the Company may become subject to, or after any Registration will continue to be subject to, the informational requirements of the Exchange Act), (2) each such transferee (other than the Company) has agreed in writing, in accordance with Article VIII hereof, to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such shares of Company Stock, (3) each such transferee of Charterhouse (other than the Company) has agreed in writing to be bound by the terms and conditions of the CEP Limited Partnership agreement and each such transferee of Chef (other than the Company) has agreed in writing to be bound by the terms of the Chef limited partnership agreement, as the case may be; provided further, that the transfer to any such person is in compliance with all applicable federal, state and foreign securities laws.

(u)           The term “person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

(v)           The term “Piggyback Securities” shall mean those Registrable Securities which are requested to be sold by any Stockholder pursuant to Section 7.2 hereof.

(w)          The term “Registrable Securities” shall mean shares of Common Stock (including, without limitation, shares of Common Stock issued pursuant to the Company Stock Option Plan or any other stock option plan or employee benefit or other incentive plan which may be adopted by the Company after the date hereof, shares of Common Stock issued upon exercise of any Warrants or options or upon exercise of preemptive rights granted by the Company and any other equity securities of the Company or any successor corporation issued in exchange for or in respect of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

(x)            The term “Registration” shall mean a bona fide public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities laws.

(y)           The term “Registration Expenses” shall mean all expenses of the Company incident to the Company’s performance of or compliance with Article VII hereof, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (“NASD”) registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the Company Stock, printing expenses, messenger and delivery expenses, the reasonable fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and reasonable and customary “cold comfort” letters required in connection therewith or incident thereto), securities laws liability insurance (if the Company so desires or if the underwriters so desire), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the NASD, all fees and expenses associated with “road shows” for marketing purposes, the reasonable fees and disbursements of one counsel retained in connection with each such registration by the Stockholders who hold a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities).

(z)           The term “Representative” shall mean, with respect to a particular person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director or controlling person of such person.

(aa)         The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(bb)        The term “SEC” shall mean the United States Securities and Exchange Commission.

(cc)         The term “Stockholders” shall mean each of (i) Charterhouse, (ii) Chef, (iii) Wahyam, (iv) the Management Stockholders, (v) persons who or which have acquired shares of the Company’s capital stock from, and are Permitted Transferees of, any of them, and any combination of them, and (vi) such other persons who or which become parties to this Agreement pursuant to the terms and conditions of this Agreement.

(dd)        The term “subsidiary” of a person means any corporation, limited liability company or other entity of which capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors, the manager or other persons performing similar functions are at the time directly or indirectly owned by the person. Unless the context otherwise requires, references to one or more subsidiaries are references to subsidiaries of the Company.

(ee)         The term “Third Party” shall mean, with respect to any Stockholder, any person other than (i) such Stockholder’s Permitted Transferees or Affiliates and (ii) the Company.

(ff)          The term “Transfer” shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition of or transfer of Company Stock (other than any bona fide pledge or hypothecation of Company Stock to a financial institution(s) in connection with any loan from such financial institution(s)).

(gg)        The term “Violation” shall mean, with respect to any purchase of shares of Company Stock, any event or circumstance pursuant to which the purchase of such shares (together with any other purchases of Company Stock pursuant to this Agreement of which the Company has at such time been given or has given notice) would (i) conflict with or result in a violation of or breach (or any event which with lapse of time or the occurrence of any act or event or otherwise would constitute or result in any of the foregoing) any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or its subsidiaries or any of their properties or assets or (ii) violate or conflict with or constitute a breach or default, or an event creating rights of acceleration or termination (in each case, whether upon lapse of time or the occurrence of any act or event or otherwise), under any agreement to which the Company or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

ARTICLE II

RESTRICTIONS ON TRANSFER;
RIGHTS OF FIRST REFUSAL

2.1  Restrictions on Transfer.

(a)           Prior to the occurrence of an IPO Event, no Company Stock now or hereafter owned by any Stockholder or any interest therein may be Transferred without the prior written approval of the Board, which may be withheld only for Good Reason, except (i) for the sale by CEP to a Third Party of any or all (subject to any percentage reduction arising as a result of the exercise of any “tag-along” rights pursuant to Article III hereof) of its equity interests in the Company, (ii) for any sale of shares in connection with the exercise by CEP of its rights under Sections 4.1 through 4.6 hereof, or (iii) upon the exercise by the Company (or its designee) or any Stockholder of any call rights pursuant to Article VI hereof.

(b)           Any Transfer of Company Stock made pursuant to this Section 2.1 to a Permitted Transferee shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article VIII hereof. No Transfer of Company Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

2.2  Rights of First Refusal Generally.

(a)           Subject to the restrictions of Section 2.1 hereof and the limitations of Section 2.7 hereof, if, at any time during the term of this Agreement, any Stockholder (the “Offering Stockholder”) receives a Bona Fide Offer which such Offering Stockholder wishes to accept (a “Transfer Offer”) from any Third Party (the “Offerer”) to purchase Company Stock then owned by the Offering Stockholder (together with any Tag-Along Stock (as defined herein) in substitution for an equal portion of such Company Stock after the exercise of tag-along rights pursuant to Article IV, the “Transfer Stock”), the Offering Stockholder shall provide a written notice (the “Right of First Refusal Notice”) of such Transfer Offer to the Company (which shall contain a copy of the Bona Fide Offer), and the Company shall provide written notice of such Transfer Offer to each of the other Stockholders (the “Stockholder Offerees” and, together with the Company, the “Transfer Offerees”) in the manner set forth in Section 11.9 hereof. The Right of First Refusal Notice shall also contain an irrevocable offer to sell the Transfer Stock to the Transfer Offerees (in the manner set forth below) at the same price and upon substantially the same terms and conditions as the terms and conditions contained in the Transfer Offer and shall be accompanied by a true and correct copy of the Transfer Offer (which shall identify the Offerer, the Transfer Stock, the price contained in the Transfer Offer and all the other terms and conditions of the Transfer Offer); provided that (x) the Right of First Refusal Notice may be combined with a Tag-Along Notice and (y) references herein to a Right of First Refusal Notice shall be deemed to include any such combined Tag-Along Notice/Right of First Refusal Notice.

(b)          The Transfer Offerees shall have the right and option, within 30 days after the date the Right of First Refusal Notice is received by such Transfer Offerees, to accept irrevocably such offer (subject to the priorities and pro rata adjustments set forth in Sections 2.3 and 2.4), in the aggregate, as to all, but not less than all (unless otherwise consented to by the relevant Offering Stockholders), shares of Transfer Stock. Each Transfer Offeree which desires to exercise such option shall provide the Offering Stockholder with written notice (specifying the number of shares of the Transfer Stock as to which each Transfer Offeree is accepting the offer) within such 30 day period. Unless the relevant Offering Stockholders shall have otherwise consented to the purchase of less than all of the shares of Transfer Stock, no Transfer Offeree shall have the right to acquire such shares of Transfer Stock unless all such shares are being acquired by Transfer Offerees pursuant to the provisions of this Article II.

(c)           Notwithstanding anything to the contrary contained in this Article II, there shall be no liability on the part of the Offering Stockholder to any Stockholder in the event that the sale of Transfer Stock contemplated pursuant to this Article II is not consummated for any reason whatsoever. Whether a sale of Transfer Stock contemplated pursuant to this Article II is effected by the Offering Stockholder is in the sole and absolute discretion of the Offering Stockholder.

2.3  Apportionment of Shares Among Stockholders in the Event of Over-Subscription.

(a)           If the aggregate number of shares of Transfer Stock as to which notices of acceptance are provided by all Transfer Offerees exceeds the number of shares of Transfer Stock, the right to purchase the Transfer Stock shall be allocated (i) first, to the Company and (ii) second, to the Stockholder Offerees with respect to any shares of Transfer Stock as to which a notice of acceptance have not been provided by the Company (the “Excess Transfer Stock”).  Each Stockholder Offeree which provided a notice of acceptance shall be allocated the lesser of (A) the number of shares of Transfer Stock which such Stockholder Offeree agreed to purchase and (B) the number of shares of Transfer Stock equal to the full number of shares of Excess Transfer Stock multiplied by a fraction, (i) the numerator of which shall be the number of shares of Common Stock held or deemed to be held by such Stockholder Offeree as of the date of the Right of First Refusal Notice (for the purpose of such calculation, a Stockholder Offeree shall be deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Right of First Refusal Notice, to such Stockholder Offeree upon conversion, exercise or exchange of all securities then held by such Stockholder Offeree that are then convertible, exercisable or exchangeable (but excluding any unvested options) into or for (whether directly or indirectly) shares of Common Stock) and (ii) the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held or deemed to be held on such date by all Stockholder Offerees who accepted the offer contained in the Right of First Refusal Notice. After giving effect to the initial allocation of Excess Transfer Stock to Stockholder Offerees pursuant to the preceding sentence, the balance of the shares of Excess Transfer Stock (if any) offered shall be reallocated among the Stockholder Offerees accepting the offer contained in the Right of First Refusal Notice in the same proportion as set forth in the preceding clause (i)(B) (provided that no Stockholder Offeree shall be obligated to purchase more than the number of shares of Transfer Stock which such Stockholder Offeree initially agreed to purchase) in continuous reallocations until all such remaining shares have been reallocated fully among such Stockholder Offerees; provided that all allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 2.3 and any share amounts so determined shall be rounded to avoid fractional shares.

2.4  Apportionment of Shares Among Stockholders in the Event of Failure to Purchase. If any shares of Transfer Stock are not purchased by a Stockholder Offeree who or which previously delivered a written notice of acceptance relating thereto and was allocated Transfer Stock in accordance with Section 2.3 (collectively, the “Transfer Default Stock”), such shares of Transfer Default Stock may be purchased (i) first, by the Company at its option and (ii) if the Company declines to purchase such shares, by the other Stockholder Offerees purchasing Transfer Stock (the “Default Offerees”) allocated among such Default Offerees in proportion to the number of shares of Transfer Stock otherwise being purchased by those of such Default Offerees who agree to purchase Transfer Default Stock; provided further, that the provisions of this Section 2.4 shall not excuse the failure by any such Stockholder Offeree to purchase the shares of Transfer Default Stock with respect to which it previously delivered a written notice of acceptance relating thereto and was allocated stock in accordance with Section 2.3; provided further, that, all allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 2.4 and any share amounts so determined shall be rounded to avoid fractional shares. The provisions of the last sentence of Section 2.2(b) shall apply if the Default Offerees and the Company do not in the aggregate purchase all of the Transfer Default Stock.

2.5  Transfer Mechanics. The closing of the purchase of the Transfer Stock by the Transfer Offerees who have exercised the option pursuant to Section 2.2 hereof shall take place at the principal executive offices of the Company on the tenth Business Day after the expiration of the 30-day period after the giving of the Right of First Refusal Notice (or such other date as may be mutually agreed to by the parties to such transaction). At such closing, each Transfer Offeree shall deliver to the Offering Stockholder (and to any holder of Tag-Along Stock that is selling together with the Offering Stockholder) the appropriate per share cash consideration pursuant to a bank, cashier’s or certified check or by wire transfer of immediately available funds (unless otherwise specified in the Right of First Refusal Notice provided to the Transfer Offerees), against delivery of certificates representing the Transfer Stock so purchased Duly Endorsed. Any transfer (other than to a Third Party) pursuant to this Article II shall be made without any representations, warranties, covenants or indemnities; except, that, each transferor shall be deemed to have represented that (i) the transfer has been duly authorized by it, (ii) that it has the capacity, power and authority to transfer such shares and (iii) that the acquirer shall obtain good title to such shares, free and clear of any defects, encumbrances and adverse interests (other than as provided for in this Agreement).

2.6  Transfers to Third Parties after the Company and Stockholders Decline Rights of First Refusal. Subject to the restrictions of Section 2.1, if at the end of the 30-day period following the giving of the Right of First Refusal Notice, the Transfer Offerees (including, without limitation, the Company) shall not have collectively accepted the offer contained in such notice as to all shares of Transfer Stock covered thereby (unless otherwise consented to by the relevant Offering Stockholders), the Offering Stockholder shall have 60 days in which to sell the Transfer Stock to the Offeror, at a price not less than that contained in the Right of First Refusal Notice and on terms and conditions not more favorable to the Offeror than were contained in the Right of First Refusal Notice. No sale may be made to any Offeror unless such Offeror agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article VIII hereof. Promptly after any sale pursuant to this Section 2.6, the Offering Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Company may reasonably request. If, at the end of such 60 day period, the Offering Stockholder has not completed the sale of the Transfer Stock, such Stockholder shall no longer be permitted to sell such shares pursuant to this Section 2.6 without again fully complying with the provisions of this Article II and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such person’s shares of Company Stock, including the Transfer Stock.

2.7 Exceptions to Rights of First Refusal. The provisions of Sections 2.2 through 2.6 shall not be applicable to any Transfer of Company Stock (a) from any Stockholder to any Permitted Transferee, or from any Permitted Transferee of such Stockholder to such Stockholder, provided that in any Transfer to a Permitted Transferee such Permitted Transferee must agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article VIII hereof, (b) made pursuant to a public offering of Company Stock in connection with the exercise by any Stockholder of its rights pursuant to Article VII hereof or in connection with the exercise by CEP of its rights pursuant to Section 4.6 hereof, or (c) by CEP.

ARTICLE III

TAG-ALONG RIGHTS

3.1  Tag-Along Rights Generally.

(a)           Subject to the restrictions of Section 2.1 hereof and the limitations of Section 3.5 hereof, any Stockholder or Stockholders may, individually or collectively, in any one transaction or any series of similar transactions, Transfer any shares of Company Stock to any Third Party (the “Buyer”), but only if the Stockholder or Stockholders desiring to so transfer their Company Stock (collectively, the “Transferor”), first offer to each of the other Stockholders (the “Tag-Along Offerees”) to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Buyer, such number of shares of Company Stock (collectively, the “Tag-Along Stock”) as shall be determined in accordance with this Article III.  Additionally, proposed Transfers of Company Stock by CEP must comply with the tag-along rights provisions set forth in Article IX of that certain Warrant Agreement, dated as of September 28, 2001 (the “Warrant Agreement”), by and among the Company and the Warrantholders named therein.

(b)           Upon the receipt by any Transferor or Transferors of a Bona Fide Offer to purchase or otherwise acquire shares of its or their Company Stock from a Buyer (other than a Transfer which pursuant to Section 3.5 hereof would not be subject to the provisions of Sections 3.1 through 3.4 hereof) which such Transferor or Transferors desire to accept, such Transferors shall provide a copy of such written notice of such Buyer’s offer (the “Tag-Along Notice”) to the Company (which shall contain a copy of the Bona Fide Offer), and the Company shall provide a copy of the Tag-Along Notice to each of the Tag-Along Offerees in the manner set forth in Section 11.9 hereof. The Tag-Along Notice must contain an offer to purchase or otherwise acquire shares of Tag-Along Stock from the Tag-Along Offerees according to the terms and conditions of this Article III and upon substantially the same terms and conditions as the terms and conditions contained in the Buyer’s offer and shall be accompanied by a true and correct copy of the Buyer’s offer; provided that (x) the Tag-Along Notice may be combined with a Right of First Refusal Notice and (y) references herein to a Tag-Along Notice shall be deemed to include any such combined Tag-Along Notice/Right of First Refusal Notice.

(c)           At any time within 30 days after its receipt of the Tag-Along Notice, each of the Tag-Along Offerees may irrevocably accept the Buyer’s offer included in the Tag-Along Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with the provisions of this Article III by furnishing written notice of such acceptance to the Transferor and the Buyer; such written notice of acceptance must be accompanied by the certificate or certificates representing the shares of Tag-Along Stock (which shall be free and clear of liens), Duly Endorsed, to be sold or otherwise disposed of pursuant to such offer by such Tag-Along Offeree, together with a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such shares of stock pursuant to the terms and conditions set forth in the Tag-Along Notice and the terms and conditions of this Article III.

(d)           Notwithstanding anything to the contrary contained in this Article III, there shall be no liability on the part of the Transferor to any Stockholder in the event that the sale of Company Stock to the Buyer contemplated pursuant to this Article III is not consummated for any reason whatsoever. Whether a sale of Company Stock to the Buyer contemplated pursuant to this Article III is effected is in the sole and absolute discretion of the Transferor.

3.2  Allocation of Shares of Tag-Along Stock. Each Tag-Along Offeree shall have the right to sell pursuant to the Buyer’s offer a number of shares of Tag-Along Stock up to the product of (x) the total number of shares of Company Stock to be acquired by the Buyer as set forth in the Tag-Along Notice (or such higher number of shares as such Buyer may agree to), and (y) a fraction, the numerator of which shall be the number of shares of Common Stock held or deemed to be held by such Tag-Along Offeree as of the date of the Tag-Along Notice (for the purpose of such calculation, a Tag-Along Offeree shall be deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Tag-Along Notice, to such Tag-Along Offeree upon conversion, exercise or exchange of all securities then held by such Tag-Along Offeree that are then convertible, exercisable or exchangeable (but excluding any unvested options) into or for (whether directly or indirectly) shares of Common Stock) and (2) the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held or deemed to be held on such date by all Stockholders; provided that all allocations referred to herein shall be determined in good faith by the Company in accordance with the provisions of this Section 3.2 and any share amounts so determined shall be rounded to avoid fractional shares.

3.3  Transfer Mechanics.  The purchase from the Tag-Along Offerees pursuant to this Article III shall be on the same terms and conditions, including any representations, warranties, covenants and indemnities, the per share price (which shall be paid by bank, cashier’s or certified check or by wire transfer of immediately available funds, unless otherwise specified in the Tag-Along Notice provided to the Tag-Along Offerees by the Company) and the date of sale or other disposition (provided that if a right of first refusal has been exercised such date shall be determined by Section 2.5), as are received by the Transferor and stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Company. As promptly as practicable (but in no event later than five Business Days) after the consummation of the sale or other disposition of Company Stock of the Transferor and Tag-Along Stock of the Tag-Along Offerees to the Buyer (including a sale to a Transfer Offeree or Transfer Offerees pursuant to Article II), the Transferor shall notify the Tag-Along Offerees thereof, shall remit to each Tag-Along Offeree who accepted the Buyer’s offer in accordance with the provisions of this Article III the total sales price of the shares of Tag-Along Stock of such Tag-Along Offeree sold or otherwise disposed of pursuant thereto (together with any excess shares of Tag-Along Stock of such Tag- Along Offeree which are not sold or otherwise disposed of pursuant thereto), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by the Tag-Along Offerees.

3.4  Transfers after Stockholders Decline Tag-Alone Rights. Subject to the restrictions of Section 2.1, if within 30 days after the receipt of the Tag-Along Notice, any Tag-Along Offeree has not accepted the offer contained in the Tag-Along Notice, such Tag-Along Offeree will be deemed to have waived any and all rights with respect to the sale or other disposition of Tag-Along Stock described in the Tag-Along Notice and the Transferor shall have 60 days in which to sell or otherwise dispose of the shares of Company Stock described in the Buyer’s offer, on terms and conditions not more favorable to the Transferor than were set forth in the Tag-Along Notice. If, at the end of such 60-day period, the Transferor has not completed the sale or other disposition of Company Stock of the Transferor and Tag-Along Stock of any Tag-Along Offeree in accordance with the terms and conditions of the Buyer’s offer, the Transferor shall return to such Tag-Along Offeree all certificates representing shares of Tag-Along Stock which such Tag-Along Offeree delivered for sale or other disposition pursuant to this Article III, and all the restrictions on Transfer contained in this Agreement with respect to Company Stock owned by the Transferor shall again be in effect.

3.5  Exceptions to Tag-Along Rights. The provisions of this Article III shall not be applicable to any Transfer of Company Stock (a) from any Stockholder to any Permitted Transferee, or from any Permitted Transferee of such Stockholder to such Stockholder, provided that in any Transfer to a Permitted Transferee such Permitted Transferee must agree in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article VIII hereof, (b) made pursuant to a public offering of Company Stock in connection with the exercise by any Stockholder of its rights pursuant to Article VIII hereof or in connection with the exercise by CEP of its rights pursuant to Section 4.6 hereof, (c) made in connection with the exercise by CEP of a Compelled Sale Right or (d) where the aggregate value of the Company Stock owned by the Transferor is less than $100,000.

ARTICLE IV

RIGHTS TO COMPEL SALE OR IPO EVENT

4.1  Rights to Compel Sale Generally.  CEP shall have the right (the “Compelled Sale Right”) to cause the sale of all or substantially all of the Company to a Third Party (the “Third Party Purchaser”), whether pursuant to a sale of Company Stock, merger, consolidation, stock swap, business combination, sale of assets or similar transaction (any such sale, the “Compelled Sale”). If CEP proposes to exercise its Compelled Sale Right, CEP shall send written notice of the exercise of its Compelled Sale Right to each of the remaining Stockholders, setting forth the consideration to be paid by the Third Party Purchaser and the other terms and conditions of such transaction (such notice, the “Compelled Sale Notice”).

4.2  Compelled Sale Pursuant to a Sale of Company Stock.

(a)           In the event that CEP determines to exercise its Compelled Sale Right pursuant to a sale of Company Stock to the Third Party Purchaser, then CEP may, at its option, require the remaining Stockholders and their respective Permitted Transferees to sell Company Stock held by them to the Third Party Purchaser for the same consideration per share (appropriately adjusted in the case of securities such as options and warrants) and otherwise on the same terms and conditions upon which CEP sells its Company Stock. The amount of Company Stock that CEP may require each remaining

Stockholder or his or her respective Permitted Transferees to sell pursuant to the preceding sentence shall be equal to the product of (x) the number of shares of Common Stock held or deemed to be held by each such Stockholder or Permitted Transferee as of the date of the Compelled Sale Notice (for purpose of such calculation, a Stockholder or Permitted Transferee is deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Compelled Sale Notice, to such Stockholder or Permitted Transferee upon the conversion, exercise or exchange of all securities then held by such Stockholder or Permitted Transferee that are then convertible, exercisable or exchangeable into shares of Common Stock) and (y) a fraction the numerator of which is the number of shares of Common Stock being sold by CEP (and its Permitted Transferees) and the denominator of which is the total number of shares of Common Stock held by CEP and its Permitted Transferees on the date of the Compelled Sale Notice. Within 10 days following the date on which CEP delivers the Compelled Sale Notice, each of the remaining Stockholders shall deliver to a representative of CEP designated in the Compelled Sale Notice, certificates representing shares of Company Stock required to be sold under this Section 4.2(a) (along with all rights to acquire Company Stock and similar interests) held by such Stockholder, Duly Endorsed, together with all other documents required to be executed in connection with such transaction.

(b)           In the event that a remaining Stockholder and its Permitted Transferees should fail to deliver such certificates and documents to CEP, then (i) the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Article IV and that such shares may be transferred only to the Third Party Purchaser and (ii) such remaining Stockholder and each of its Permitted Transferees shall not be entitled to the consideration it is to receive under this Section 4.2 until it cures such failure either by delivery of the share certificates or a lost stock affidavit (provided that after curing such failure it shall be so entitled to such consideration without interest).

(c)           If, within nine months after CEP gives such notice, CEP has not completed the sale of all the shares of Company Stock (along with all rights to acquire Company Stock and similar interests) of the Stockholders in accordance herewith, CEP shall return to each of the remaining Stockholders all certificates representing shares of Company Stock that such Stockholder delivered for sale pursuant hereto and that were not purchased pursuant to this Article IV.

(d)           Stockholders who deliver to CEP certificates representing shares of Company Stock in accordance with this Section 4.2 or otherwise pursuant to a Compelled Sale shall retain full voting control (to the extent such shares are entitled to vote) and any other rights and incidents of ownership associated with such Stockholder’s ownership of such shares until the applicable Compelled Sale has been completed or such shares have been returned in accordance with the provisions of this Article IV and such shares will be held by CEP as agent for the benefit of such Stockholder until such time.

4.3  Compelled Sale Other Than Pursuant to a Sale of Company Stock. In the event that CEP determines to exercise its Compelled Sale Right pursuant to a merger, consolidation, stock swap, business combination, sale of assets or similar transaction, then CEP may, at its option, require the remaining Stockholders and their respective Permitted Transferees to vote in favor of such transaction. In particular, in the event of any such proposed transaction, upon any request by CEP, each of the Stockholders shall use its respective commercially reasonable best efforts (i) to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company to consider approval of such proposed transaction, and (ii) vote in favor of such proposed transaction all of the shares of Company Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions reasonably necessary, to ensure that all necessary stockholder approvals for such transaction are obtained.

4.4  Cooperation in Connection with Compelled Sale. Each Stockholder shall reasonably cooperate with CEP in the event that CEP determines to exercise its Compelled Sale Right pursuant to this Article IV and shall take all reasonably necessary and appropriate actions in connection with any such Compelled Sale as may be reasonably requested by CEP (including, without limitation, entering into such agreements and instruments in connection with any such Compelled Sale as may be requested by CEP).

4.5  Notice of Consummation of Sale. Promptly upon the consummation of any sale transaction contemplated pursuant to Section 4.1 hereof, CEP shall remit to each of the remaining Stockholders the total transaction proceeds to which such Stockholders are entitled pursuant thereto (less any holdback amount or any proceeds to be held in escrow pursuant to the terms of such sale transaction) , and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as may be reasonably requested by such Stockholders.

4.6  Rights to Compel IPO Event.

(a)           CEP may, in its sole discretion, cause the Company to effect an IPO Event (which may include, at the option of CEP, the secondary sale of shares of Company Stock then held by CEP); provided that CEP’s election to include any of its shares of Company Stock in such public offering shall entitle the Non-CEP Stockholders to participate in such offering; provided further, that both CEP and the Non-CEP Stockholders shall participate in the IPO Event in accordance with (and subject to the restrictions applicable to) the “piggyback” registration rights provisions of Article VII hereof.

(b)           In the event that CEP, elects to exercise its rights pursuant to Section 4.6(a) above, the Board shall have the right to designate all of the material terms of such IPO Event (e.g., the underwriters, if any, to be retained by the Company in connection therewith, the securities exchanges or national market systems, if any, where the Company’s equity would be listed for trading, the price, timing and other terms of the proposed public offering, etc.). In addition, in the event that CEP elects to exercise rights contemplated pursuant to Section 4.6(a) above, then CEP may, at its option, require the remaining Stockholders and their respective Permitted Transferees to vote in favor of any amendments to the Certificate and By-Laws which are reasonably requested by any underwriter retained in connection with such IPO Event. In particular, in the event of any such proposed IPO Event, upon any request by CEP, each of the Stockholders shall (i) use its respective commercially reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company to consider approval of such proposed amendment(s), and (ii) vote in favor of such proposed amendments all of the shares of Company Stock owned or held of record by such Stockholder (to the extent entitled to vote), at each regular or special meeting of the stockholders of the Company called for the purpose of voting on such matter, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all additional actions reasonably necessary, to ensure that all necessary stockholder approvals for such amendments and such IPO Event are obtained.

ARTICLE V

PREEMPTIVE RIGHTS

5.1  Preemptive Rights.

(a)           The Company hereby grants to each of CEP, Wahyam and the Management Stockholders (and their respective Permitted Transferees) (each, a “Preempting Stockholder”) a right of first refusal to purchase with respect to the issuance by the Company of new or additional equity securities for cash, that portion of such new or additional equity securities as may be necessary in order to permit such Stockholder to maintain his relative ownership of the aggregate amount of the Company’s total common equity (calculated on a Fully-Diluted Basis). Such right of first refusal shall be offered to each Preempting Stockholder (such offer, the “Preemptive Rights Offer”) pursuant to a written notice from the Company offering each Preempting Stockholder such securities on the same terms and conditions as offered to the other Offeree(s) (such written notice, the “Preemptive Rights Notice”). Each Preempting Stockholder would have 15 days from the date of the Company’s delivery of the Preemptive Rights Notice to notify the Company in writing of its binding acceptance of such Preemptive Rights Offer with respect to all (but not less than all) equity securities which are offered to such Preempting Stockholder pursuant to such Preemptive Rights Offer.

(b)           If a Preempting Stockholder accepts the Preemptive Rights Offer in accordance with the provisions of the preceding sentence, the Company and any such accepting party shall have 30 days in which to consummate such binding agreement. In the event that a Preempting Stockholder does not accept the Preemptive Rights Offer within such 15-day period in accordance with the provisions of the preceding sentence or fails to consummate any such purchase within such 30-day period, the Company would have the right, but not the obligation, to issue such securities on terms and conditions in the aggregate no more favorable to the other offeree(s) than those set forth in the Preemptive Rights Notice, pursuant to a definitive agreement to be entered into no later than 120 days after such date.

(c)           Notwithstanding anything to the contrary contained herein, no rights of first refusal pursuant to Section 5.1 (a) above would apply in the event of (i) any issuances or grants of equity securities to the officers, directors or employees of the Company or any of its subsidiaries, (ii) the exercise of any employee or director options or the exercise or conversion of any options, warrants or convertible securities in existence as of the date hereof or the issuance of any securities to the employees or directors of the Company or its subsidiaries pursuant to any restricted stock or other incentive plan of the Company or any of its subsidiaries whether in existence now or hereafter created or the issuance upon the conversion or exercise of convertible securities or warrants the issuance of which was subject to this Article V, (iii) the issuance of equity securities, either directly or indirectly, in connection with the acquisition, strategic business combination or investment in the Company by any party which is not prior to such transaction an Affiliate of either the Company or any of the Stockholders (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise, (iv) the issuance of securities (including any convertible securities or options and the conversion or exercise thereof) to any third party which is at such time a creditor of the Company, in connection with the refinancing or restructuring of any indebtedness owed to such third party, (v) an issuance of securities by the Company in connection with an IPO Event or any other Registration, (vi) an issuance of securities by the Company in connection with any Compelled Sale Right, (vii) the distribution by the Company of its securities to all of its stockholders on a pro rata basis or (viii) the issuance by the Company of equity securities, up to a maximum Fair Market Value of $l,000,000.

ARTICLE VI

CALL RIGHTS ON MANAGEMENT STOCK

6.1  Call Rights.

(a)           Termination. If, prior to an IPO Event, a Management Stockholder’s employment with the Company and its subsidiaries is terminated in any manner (including, without limitation, dismissal, resignation, retirement or disability), then the Company (or its designee) shall have the right, for 90 days following the date of the termination of such employment (the “Call Notice Period”), to purchase from such Management Stockholder or the personal representatives of a Management Stockholder who has died following a termination (together, the  “Terminated Management Stockholder”) and his or her Permitted Transferees, and such Terminated Management Stockholder and his or her Permitted Transferees shall be required to sell on one occasion to the Company (or its designee), all Company Stock then held by such person(s) at a price equal to the Fair Market Value or, if such Terminated Management Stockholder elects, the Appraisal (as defined in Section 6. l(b)). If the Company declines to exercise its call right pursuant to this Section 6.1(a) by written notice to all Stockholders (a “Call Decline Notice”), the same call right shall then be available to all of the Stockholders (excluding the Terminated Management Stockholder), and each Stockholder shall be permitted to purchase, at a price equal to Fair Market Value or, if such Terminated Management Stockholder elects, the Appraisal, the lesser of (A) the number of shares of Company Stock which such Stockholder agrees to purchase in such Stockholder’s Exercise Notice (as defined below) and (B) the number of shares of Company Stock equal to the number of shares of Company Stock held by the Terminated Management Stockholder multiplied by a fraction, (i) the numerator of which shall be the number of shares of Common Stock held or deemed to be held by such Stockholder as of the date of the Call Decline Notice (for the purpose of such calculation, a Stockholder shall be deemed to hold the number of shares of Common Stock which would be issuable, as of the date of the Call Decline Notice, to such Stockholder upon conversion, exercise or exchange of all securities then held by such Stockholder that are then convertible, exercisable or exchangeable (but excluding any unvested options) into or for (whether directly or indirectly) shares of Common Stock) and (ii) the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held or deemed to be held on such date by all Stockholders providing Exercise Notices.

(b)           Appraisal.  In the event that a Terminated Management Stockholder disagrees with the Board’s determination of Fair Market Value pursuant to the exercise of call rights under Section 6.1 (a), then an independent appraiser shall be retained and jointly selected by the Company and the Terminated Management Stockholder to value the Company Stock held by such Terminated Management Stockholder. If such independent appraiser’s appraisal (the “Appraisal”) of such Terminated Management Stockholder’s Company Stock exceeds the Fair Market Value (as determined by the Board) of such Company Stock by more than 20%, then the Company shall pay all reasonable costs and expenses incurred in connection with the Appraisal. In the event that the Appraisal does not exceed Fair Market Value by more than 20%, then such Terminated Management Stockholder and the Company shall each pay one-half of such costs and expenses.

(c)           Notice of Exercise; Closing.  If the Company or any Stockholder pursuant to Section 6.1 (a) (collectively, the “Purchaser”) desires to exercise its option to purchase shares of Company Stock pursuant to its rights under this Section 6.1, the Purchaser shall, not later than the expiration date of the Call Notice Period, send written notice of its intention to purchase, (i) in the case of the Company, all of the shares of Company Stock held by the Terminated Management Stockholder and his or her Permitted Transferees or (ii) in the case of any Stockholder exercising call rights, any number of the shares of Company Stock held by the Terminated Management Stockholder and his or her Permitted Transferees (an “Exercise Notice”). The closing of the purchase shall take place at the principal office of the Company on (i) if the Company has sent an Exercise Notice, the tenth day following the giving of the Company’s Exercise Notice or as soon thereafter as practicable but in no event later than twenty days after the giving of such Exercise Notice or (ii) if any Stockholder has sent an Exercise Notice in accordance with his or her rights under Section 6.1(a), the tenth day following the expiration of the Call Notice Period. The purchase price shall be paid in accordance with Section 6.3 hereof.

6.2           Obligation to Sell Several.  In the event that any Terminated Management Stockholder has transferred any shares of Company Stock to any Permitted Transferees, the failure of any one member of such group to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company (or its designee) shall not excuse, or constitute a waiver of the Company’s rights against, the defaulting member(s).

6.3           Payment for Stock.  The purchase price of shares of Company Stock to be purchased by the Company pursuant to this Article VI will be paid by (a) at the Board’s option, the cancellation of indebtedness owing from the Terminated Management Stockholder to the Company or any of its subsidiaries, if any, and (b) then by the Company’s delivery of, at the Board’s option (x) a bank cashier’s check or certified check or (y) a promissory note of the Company with a five year term yielding the then-current rate of five year (or such longer period as may be required by any financing agreement to which the Company is a party) U.S. Treasury Notes, prepayable by the Company without penalty and substantially in the form attached hereto as Exhibit A (such promissory note, the

“Management Repurchase Note”), for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Company Stock so purchased, Duly Endorsed. The purchase price of shares of Company Stock to be purchased by a Purchaser that is a Stockholder pursuant to this Article VI will be paid by such Purchaser’s delivery of a bank cashier’s check or a certified check for the entire purchase price against delivery of the certificates or other instruments representing the Company Stock so purchased, Duly Endorsed. The Company shall have the rights set forth in subsection (a) and (b) of the first sentence of this Section 6.3 whether or not any Permitted Transferee(s) of the Terminated Management Stockholder owing amounts to the Company or any of its subsidiaries, if applicable, is itself an obligor of the Company or any of its subsidiaries.

6.4  Miscellaneous. Notwithstanding anything to the contrary set forth in this Agreement, (a) the Company shall be permitted to reach any agreement with any Terminated Management Stockholder (or his estate, as the case may be) concerning the purchase of such Terminated Management Stockholder’s shares of Company Stock, and (b) the Company, in its sole discretion, shall have the right, but not the obligation, to assign any of its rights, and delegate any of its obligations, to purchase any shares of Company Stock of any Terminated Management Stockholder (or his estate, as the case may be) pursuant to Article VI hereof to any employee stock ownership plan or similar compensation or benefit plan that the Company may have, or to any subsidiary or employee of the Company (or any combination of the foregoing); provided, however, that only the Company may issue a Management Repurchase Note and any other purchaser must pay the entire purchase price as if such purchaser were a Purchaser as provided in Section 6.3.

6.5  Proxy and Escrow of Company Stock.

(a)           In the event that the Purchaser does not exercise its rights under Section 6.1 to purchase all shares of Company Stock held by a Terminated Management Stockholder, the Company may, at its option, require such Terminated Management Stockholder to execute and deliver to the Secretary of the Company irrevocable proxies (which proxies shall be deemed to be coupled with an interest and which shall terminate upon an IPO Event) in such form and as the Company may from time to time prescribe, in favor of such person as the Board may from time to time prescribe, entitling such person to vote such shares, if at all, on matters in direct proportion to the affirmative and negative votes and abstentions of all other voting securities then outstanding.

(b)           Each Management Stockholder agrees that he or she will, upon termination of such Management Stockholder’s employment for any reason, or prior to termination at the request of the Company, deliver to the Secretary, to be held by the

Secretary of the Company for the benefit of such Management Stockholder, the certificates representing all shares of Company Stock of such Management Stockholder.

ARTICLE VII

REGISTRATION RIGHTS

7.1  Demand Registration Rights.

(a)           Upon written notice from a Stockholder entitled to request Registration pursuant to Section 7.1 (c) below (the “Requesting Stockholder”), the Company shall use commercially reasonable efforts in good faith to effect promptly and maintain the registration under the Securities Act of offers and sales of Common Stock by the Requesting Stockholder (and no offers and sales of any other securities by any other person shall be registered with such Common Stock of the Requesting Stockholder without the Requesting Stockholder’s prior consent), its Permitted Transferees and any underwriter with respect to such stock, in accordance with the intended method or methods of disposition specified by the Requesting Stockholder (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act); provided that if, after a Registration request pursuant to this Section 7.1 has been made, (i) the outside legal counsel of the Company has determined in good faith that the filing of a Registration request would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or (ii) the Board decides in its good faith judgement that the filing of the Registration request would otherwise not be in the best interests of the Company and its stockholders, the Company shall not be obligated to effect a Registration pursuant to this Section 7.1 until 120 days after receipt of the Registration request by the Requesting Stockholder (the “Deferral Period”); provided further, that if outside legal counsel continues to determine in good faith, after such Deferral Period has expired, that the filing of a Registration request would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be obligated to effect a Registration until the date upon which such material information is disclosed to the public or ceases to be material; and provided further, that no Requesting Stockholder(s) may request any such Registration pursuant to this Section 7.1 (x) until at least 12 months after the anniversary of the closing of the last Registration and sale of Company securities and (y) unless the Registrable Securities sought to be registered have an aggregate value, determined using a price at the middle of the range at which the offering is proposed to be priced, of at least $25,000,000. The Requesting Stockholder(s) requesting a Registration under this Section 7.1 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company.

(b)           In connection with any Registration requested pursuant to this Section 7.1, subject to the provisions of Section 7.1(a), the Company shall take such other actions, including, without limitation, listing such shares for trading on any securities exchange or national market system and registering or qualifying such shares under state securities laws, as may be reasonably requested by the Requesting Stockholder.  If the Requesting Stockholder consents to the inclusion of offers and sales of any other securities in a Registration of Common Stock by the Requesting Stockholder pursuant to this Section 7.1 and the underwriters retained in connection with such Registration advise the Company in writing that such offering would be materially and adversely affected by the inclusion of such securities, the Requesting Stockholder may in its sole discretion exclude all or some of such securities from such offering.

(c)           After the occurrence of an IPO Event:

(i) CEP will have the right to request Registration of Common Stock of CEP as a Requesting Stockholder pursuant to this Section 7.1 an aggregate of three times; provided that if CEP had elected, pursuant to Section 4.6 hereof, to cause the Company to effect the IPO Event, such election will not be a request for Registration of Common Stock for purposes of this Section 7.l(c) hereof;

provided that any Registration requested by any Requesting Stockholder pursuant to this Section 7.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 7.1(c)), (A) unless it has become effective, provided that a Registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Stockholder unless the Requesting Stockholder shall have elected to pay all Registration Expenses in connection with such registration, (B) if after it has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Requesting Stockholder and, as a result thereof, the Common Stock requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement, (C) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur, or (D) if the number of shares of Common Stock of the Requesting Stockholder that are included in such Registration is less than the number of shares of Common Stock requested by the Requesting Stockholder to be included therein pursuant to Section 7.3(b) hereof. Any Registration effected pursuant to Section 7.2 shall not be deemed to have been requested by a Requesting Stockholder for purposes of this Section 7.1(c).

7.2  Piggyback Registration Rights. If at any time following the completion of an IPO Event the Company proposes to effect another Registration, whether or not for sale for its own account and (subject to the provisions of Section 7.1 above) whether or not pursuant to the exercise of any of the demand registration rights referred to in Section 7.1 hereof, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act, it will each such time, subject to the provisions of Sections 7.1 and 7.2(c) hereof, give prompt written notice to all Stockholders of record of Registrable Securities of its intention to do so and of such Stockholders’ rights under this Article VII, at least twenty-five (25) days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Stockholders, subject to the limitations set forth in Article VI of the Warrant Agreement, the opportunity to include in such registration statement such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder made within 20 days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will use commercially reasonable efforts to effect the Registration under the Securities Act and the qualification under any applicable state securities or “Blue Sky” laws of all Registrable Securities which the Company has been so requested to register by the Stockholders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided that:

(a)           if such Registration involves an underwritten public offering, all Stockholders requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company (or the Requesting Stockholders in accordance with Section 7.1, as the case may be) on the same terms and conditions as apply to the Company or any selling securityholder (or on equivalent terms and conditions, in the event that such requesting Stockholders hold different securities from those being sold by the Company or such selling securityholder), including, without limitation, executing and delivering such underwriting agreements or other related agreements to which the Company or any such selling securityholder has agreed to execute and deliver;

(b)           if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.2 and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Stockholders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Stockholders immediately to request that such registration be effected as a Registration under Section 7.1);

(c)           if a Registration pursuant to this Section 7.2 involves an underwritten public offering, any Stockholder of Registrable Securities requesting to be included in such Registration may elect, in writing at least 10 days prior to the effective date of the registration statement filed in connection with such Registration, not to register such securities in connection with such Registration;

(d)           the Company shall not be required to effect any Registration of Common Stock under this Section 7.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including, without limitation, any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

(e)           no Registration of Common Stock effected under this Section 7.2 shall relieve the Company of its obligation to effect a Registration of shares of Common Stock pursuant to Section 7.1.

7.3  Priority in Piggyback Registrations.

(a)           If at any time following an IPO Event the Company proposes to effect another Registration in connection with an underwritten offering (other than any Registration pursuant to the exercise of any of the demand registration rights referred to in Section 7.1 hereof), including any Registration for the Company’s account, and the managing underwriter(s) advise the Company in writing that, in its or their judgement, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Stockholders and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall, subject to the limitations set forth in Article VI of the Warrant Agreement, include in such Registration: (i) first, all securities the Company proposes to sell for its own account (the “Company Securities”), (ii) second, to the extent that the number or dollar amount of the Company Securities to be offered by the Company is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by CEP, (iii) third, to the extent that the number of Company Securities and Piggyback Securities in clauses (i) and (ii) above is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by any other Stockholder (provided that if the number of the Company Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Piggyback Securities to be included pursuant to this clause (iii) shall be allocated pro rata among all such requesting other Stockholders of such Piggyback Securities on the basis of the relative number or amount of Piggyback Securities each such holder has requested to be included in such Registration), and (iv) fourth, to the extent that the number of Company Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (allocated among the persons holding such other securities in such proportions as such persons and the Company may agree).

(b)           If at any time following an IPO Event the Company proposes to effect another Registration in connection with an underwritten offering pursuant to the exercise of any of the demand registration rights referred to in Section 7.1 hereof, and the managing underwriter(s) advise the Company in writing that, in its or their judgement, the number of shares of equity securities of the Company (including all shares of Registrable Securities) which the Company, the Stockholders and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company shall, subject to the limitations set forth in Article VI of the Warrant Agreement, include in such Registration (i) first, all securities which are proposed to be sold by the Stockholders or other persons who are exercising the demand registration rights referred to in Section 7.1 hereof (the “Demand Securities”), (ii) second, to the extent that the number or dollar amount of the Demand Securities is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by CEP, (iii) third, to the extent that the number of Company Securities and Piggyback Securities in clauses (i) and (ii) above is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Securities requested to be sold by any other Stockholder (provided that if the number of the Demand Securities and Piggyback Securities exceeds the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Piggyback Securities to be included pursuant to this clause (iii) shall be allocated pro rata among all such requesting other Stockholders of such Piggyback Securities on the basis of the relative number or amount of Piggyback Securities each such holder has requested to be included in such Registration), and (iv) fourth, to the extent that the number of Demand Securities and Piggyback Securities held by Stockholders is less than the number of shares of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (allocated among the persons holding such other securities in such proportions as such persons and the Company may agree).

(c)           The parties to this Agreement acknowledge and agree that to the extent that any of the provisions set forth in this Section 7.3 directly conflict with the Company’s obligations pursuant to Article VI of the Warrant Agreement, the provisions of Article VI of the Warrant Agreement shall be controlling.

7.4  Expenses.  The Company will pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Article VII (including any Registration deemed not to be “effected” under Section 7.1(c) or not consummated as contemplated by Section 7.2 (b)) and any other actions that may be taken in connection with any such Registration as contemplated by this Article VII; provided that the Company will not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of shares sold by persons other than the Company pursuant to any such Registration.

7.5  Restrictions on Public Sale by Stockholders and Company.

(a)           In connection with any offering of securities of the Company, including, without limitation, any offering contemplated by this Article VII, each Stockholder agrees that, whether or not such Stockholder’s Registrable Securities are included in such Registration, it will consent and agree to comply with any “hold back” restriction, relating to Common Stock or any other securities of the Company then owned by such holder, that may be reasonably requested by the underwriter(s) or placement or other selling agent(s) of such offering.  Without limitation of the foregoing, each Stockholder shall, upon request by such underwriter(s) or agent(s), agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 30 days prior to, and during the 180 day period or such shorter period as the underwriter recommends, beginning on, the effective date of such registration statement (except as part of such Registration).

(b)           If any Registration of Registrable Securities pursuant to Article VII shall be in connection with an underwritten public offering, the Company agrees, if requested by the underwriter(s) or placement or other selling agent(s), (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or a subsidiary of the Company or in connection with the purchase of all or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 30 days prior to, and during the 180 day period beginning on, the effective date of such registration statement (except as part of such Registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i) or during any of the periods referred to in Section 7.5(a) above, including any sale pursuant to Rule 144 under the Securities Act (except as part of such Registration, if permitted).

(c)           In connection with any offering of securities of the Company contemplated by this Article VII, the Company shall take such other actions in connection therewith as may be necessary or appropriate, including, without limitation, entering into customary underwriting arrangements and agreeing to indemnify any Requesting Stockholder or any other Stockholder selling Common Stock in such offering.

7.6  Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to Article VII, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Stockholders holding any Registrable Securities covered by such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with such Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) to which such Stockholder, any such Representative or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company will reimburse such Stockholder and each such Representative or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such Representative or underwriter and shall survive the transfer of such securities by such Stockholder.

7.7  Indemnification by the Stockholders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article VII, that the Company shall have received an undertaking reasonably satisfactory to it from the Stockholders of such Registrable Securities and any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.6) the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter, as the case may be, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Stockholder; provided that no such Stockholder shall be liable under this Section 7.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto).

7.8  Notices of Claims. Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VII, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Article VII, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

7.9  Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Article VII (with appropriate modifications) shall be given by the Company and each Stockholder of Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or any regulation of a governmental authority other than arising under the Securities Act.

7.10  Registration Procedure.

(a)           If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Article VII, the Company will, as expeditiously as possible:

(1)           Prepare in cooperation with the sellers (and, in the event of an underwritten public offering, with the underwriter(s), which the Company shall have the right to designate), and file with the SEC, in a manner consistent with the provisions of this Article VII, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use commercially reasonable efforts to cause such registration statement to become and remain effective; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 7.1 hereof, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel, and (ii) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(2)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may he necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

(3)           Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder.

(4)           Use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or “Blue Sky” laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7.10, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) take any action which would subject it to consent to general or unlimited service or process not then so subject.

(5)           Use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

(6)           Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material, fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(7)           Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act including, at the option of the Company, Rule 158 thereunder.

(8)           Use commercially reasonable efforts to cause all such Registrable Securities to be listed on such national securities exchange or the National Association of Securities Dealers National Market System as may be reasonably requested by the Requesting Stockholder(s), and if any similar securities issued by the Company are then listed on any securities exchanges or national market systems, to also list all such Registrable Securities on such securities exchanges or national market systems, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(9)           Use commercially reasonable efforts to obtain a “cold comfort” letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 7.1 hereof, or by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration.

(10)         Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as sellers of a majority of the Registrable Securities being sold reasonably request in order to effect an underwritten public offering of such Registrable Securities. The Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(11)         Make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, “road show” and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities.

(b)           Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.10(a)(6), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.10(a)(6), and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

7.11  Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable

Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

ARTICLE VIII

ADDITIONAL STOCKHOLDERS

8.1  Transferees of Stockholders or the Company.  No Transfers of shares of Company Stock may be made (and shall not be effective) to a Permitted Transferee or to any Third Party, unless in each case prior to such Transfer any such transferee agrees in writing to be bound (to the same extent as contemplated with respect to the Stockholder (or the Permitted Transferee(s) thereof) transferring such shares of Company Stock) by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company. The Company may, as a condition to any original issuance of Company Stock to a person who or which is not at such time a Stockholder, require that such person agree in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company.  Upon entering into such supplementary agreement, such transferee or purchaser of Company Stock shall be deemed to be a Stockholder for all purposes of this Agreement. The provisions of this Section 8.1 shall not apply to any Transfer (a) made pursuant to a public offering of Company Stock, including in connection with the exercise by any Stockholder of its rights pursuant to Article VII hereof or in connection with the exercise by CEP of its rights pursuant to Section 4.6 hereof, or (b) made in connection with the exercise by Charter of a Compelled Sale Right.

8.2  New Stockholders. Each member of management or other employee of the Company, its subsidiaries or any Affiliate of the Company or its subsidiaries who becomes a holder of Company Stock after the date hereof, shall be deemed, upon the execution of a supplementary agreement described below, to have the same rights and obligations as a Stockholder for purposes of this Agreement. The Company shall not issue Company Stock to any member of management or other employee of the Company or any of its subsidiaries unless the person to whom the Company Stock is to be issued or transferred agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Company; upon entering into such agreement, such member of management or other employee of the Company or any of its subsidiaries shall be deemed to be a Management Stockholder for all purposes of this Agreement. The parties hereto acknowledge and agree that the Company Management Incentive Plan (or the agreements entered into in connection therewith) shall provide that persons granted options or similar awards thereunder will be required to become parties to this Agreement upon any exercise of options or such other awards granted thereunder, as a condition to the exercise of such options or such other awards,

8.3  Supplemental Agreements. Each supplementary agreement referred to in Sections 8,1 and 8.2 above, shall become effective upon its execution by the Company and the new holder of Company Stock, and it shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees). The supplementary agreement between the Company and any new holder of Company Stock may modify some of the terms and conditions of this Agreement as they affect the rights and obligations of the new holder of Company Stock, provided that the modified terms and conditions shall be no less favorable to the other Stockholders (or their respective Permitted Transferees) than the terms and conditions set forth in this Agreement. The Schedule of Management Stockholders attached hereto shall be updated from time to time to include each Management Stockholder who becomes a party to this Agreement after the date hereof.

ARTICLE IX

STOCK LEGENDS

9.1  Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders agrees that the following two legends shall be placed on the certificates representing any shares of Company Stock owned by them:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDERS AGREEMENT (THE “STOCKHOLDERS AGREEMENT”) DATED AS OF SEPTEMBER 28, 2001 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF CELLU PAPER HOLDINGS, INC. (TOGETHER WITH ITS SUCCESSORS, THE “COMPANY”) AND WHICH WILL BE FURNISHED WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE

PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

All Stockholders shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon a Registration of any shares of Company Stock, the certificate representing such shares shall be replaced, at the expense of the Company, with certificates bearing only the first of the two legends referred to above.

ARTICLE X

TERM OF AGREEMENT

10.1  Term. This Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto, upon the earlier of (a) the ten (10) year anniversary of the date hereof, (b) an IPO Event, (c) a sale of all or substantially all of the assets or equity interests in the Company to a Third Party (whether by merger, consolidation, sale of assets or securities or otherwise), (d) approval by those Stockholders who collectively hold at least two thirds of the total amount of the then-outstanding Common Stock held by Stockholders at such time, or (e) CEP (together with its Permitted Transferees) ceasing to own at least 25% of the total outstanding number of shares of Common Stock (calculated on a Fully-Diluted Basis), unless CEP and any holders of at least 20% of the shares of the then outstanding Common Stock held by the Non-CEP Stockholders agree not to terminate this Agreement; provided that in the event of an IPO Event, the provisions of Articles VII, IX, and XI (other than Section 11.1) of this Agreement shall continue in full force and effect until the earliest to occur of the events set forth in clauses (a), (c), (d) or (e).

ARTICLE XI

MISCELLANEOUS

11.1  Confidentiality.

(a)           Except with the prior written consent of the Company (which consent may not be unreasonably withheld) and except as otherwise required by law or the listing requirements of any securities exchange on which the securities of such Stockholder are then traded, each Stockholder shall, and shall cause each of its Representatives to (x) hold in strict confidence all confidential, proprietary or other non-public information or trade secrets relating to the Company or its subsidiaries or their respective assets or operations (the “Confidential Information”), and (y) not release or disclose in any manner whatsoever to any other person any such Confidential Information; provided that (i) the foregoing provisions shall not apply to any disclosure, to the extent reasonably required, to (A) those of such Stockholder’s auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 11.1 and (B) any other persons in connection with any actions to be taken pursuant to Article IV of this Agreement, (ii) the foregoing provisions shall not apply where such Stockholder or any of its Representatives is compelled to disclose such Confidential Information, by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law (provided that prior written notice of such disclosure is given to the Company and any such disclosure is limited to only that portion of the Confidential Information which such person is compelled to disclose), (iii) the term “Confidential Information” shall not include information (A) which is or becomes generally available to the public other than as a result of disclosure of such information by such Stockholder or any of its Representatives, (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other parties hereto, or (C) which can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information which would otherwise be deemed to be “Confidential Information” pursuant to the provisions of this Section 11.1, and (iv) each of the Stockholders acknowledges and agrees that any information they may receive from the Company in its reports to stockholders is confidential, proprietary and non-public in nature.

11.2  Specific Performance.  Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (y) the Stockholders will waive the defense in any action for specific performance or other equitable relief that a remedy at law would be adequate.

11.3  Consent to Jurisdiction. Etc. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a “Suit”) shall be brought and adjudicated solely in the United States District Court in the State of New York, or, if such courts will not accept jurisdiction, in any court of competent civil jurisdiction sitting in the State of New York, (b) submits to the exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11.9 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained herein shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in any Suit shall be conclusive and binding on such party and that such judgment may be enforced in any other jurisdiction, either within or outside of the United States, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

11.4  Attorneys’ Fees. In any legal action or proceeding (including, without limitation, any arbitration proceeding) brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other available remedy or relief to which such party or parties may be entitled.

11.5  Management Fee. The parties to this Agreement acknowledge that (a) for so long as any indebtedness under the New A Term Loan, the New B Term Loan and US Revolving Loans (each as defined in the Credit Agreement) remains outstanding and until the US Revolving Commitments (as defined in the Credit Agreement) have been terminated at a time when no Event of Default (as defined in the Credit Agreement) exists, then the payment of any annual management fees by the Company to Charterhouse Group International, Inc. (“CGI”) (or any other person designated by CGI), shall be governed by the provisions set forth in Section 9.09 of the Credit Agreement and (b) after such time, the Company shall pay to CGI (or any other person designated by CGI) (i) an annual management fee of $100,000, payable in full at the end of each fiscal year (prorated for each fiscal year of fewer than 12 months), (ii) an additional annual management fee of $150,000, payable in full at the end of each fiscal year (prorated for each fiscal year of fewer than 12 months) and (iii) such additional fees as shall be negotiated between the Company and CGI; provided that the management fees described in clauses (i) and (ii) above shall be contingent upon and shall not accrue for a given fiscal year unless the Consolidated EBITDA (as defined in the Credit Agreement) of the Company for such fiscal year meets the amount projected therefor in the Projections (as defined in the Credit Agreement) for such fiscal year; provided further that the total annual management fee payable from the Company to CGI (or any other person designated by CGI) shall not exceed $350,000.

11.6  Transaction Fees. The parties to this Agreement acknowledge that the Company shall pay Charterhouse Group International, Inc. (or any other person designated by Charterhouse Group International, Inc.), a fee upon the consummation of any acquisitions or other investments by the Company or its Affiliates which are managed by the Management Stockholders. Each such payment shall be in an amount equal to two percent of the total consideration paid for each such acquisition or investment.

11.7  Headings: No Third Party Beneficiaries. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein, the covenants, agreements and other provisions contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights, remedies or other benefits hereunder on any other persons. Neither this Agreement nor any purchase or sale of Company Stock shall create, or be construed or deemed to create, any right to employment in favor of the Management Stockholder or any other person by the Company or any subsidiary of the Company.

11.8  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.9  Notices. All notices, requests, instructions or and other communications to be given hereunder by any party hereto to another party hereto shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by Federal Express or other similar courier service (i) to the Company, any partner of CEP at the addresses set forth below, (ii) in the case of a Permitted Transferee, to the address set forth in the written agreement executed pursuant to Article VIII hereof, (iii) if to a Management Stockholder, as listed on the signature page hereto, or, if not so listed, to it at its address as reflected in the stock records of the Company, as provided below or (iv) in the case of any member of management or other employee of the Company or any of its subsidiaries who becomes a holder of Company Stock or options to acquire Company Stock after the date hereof, to the address set forth in the written agreement executed pursuant to Article VIII hereof:

If to the Company, at:

Cellu Paper Holdings, Inc.

Two Forbes Street

East Hartford, CT 06108

Attention: Chief Executive Officer

Fax: (860) 528-0339

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Alan G. Straus, Esq.

Fax: (212) 735-2000

If to CEP or any partner of CEP, to:

Charterhouse Equity Partners III, L.P.

1209 Orange Street

Wilmington, Delaware 19801

Attention: Bonnie Schuman

Fax: (302) 658-2919

With copies to:

Charterhouse Group International, Inc.

535 Madison Avenue

New York, NY 10022

Attention: Phyllis Haberman

Fax: (212) 750-9704

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Alan G. Straus, Esq.

Fax: (212) 735-2000

provided that in the event any of the parties referred to above desires to designate another address to which such notices should be sent to such party, such party may designate such other address by giving notice to the other parties hereto in writing as set forth in this Section 11.9 (provided that any change of address shall be effective only upon receipt thereof).

11.10  Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PARTIES SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

11.11  Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

11.12  Successors; Assigns; Transferees; Amendments; Waivers.

(a)           The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented, no waivers of, consents to or departures from the provisions hereof may be given, and neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Stockholder without the prior written consent of (i) each of the Company and CEP (and their respective Permitted Transferees) and (ii) the Non-CEP Stockholders owning a majority of the shares of the Company Stock owned by all the Non-CEP Stockholders;

provided that this Agreement may be amended, modified or supplemented by the Company, and waivers of, consents to or departures from the provisions hereof may be given by the Company, in order to cure any ambiguity, defect or inconsistency in this Agreement, so long as (x) such action does not adversely affect the rights of any

Stockholder in any material respect and (y) the Company promptly notifies each Stockholder in accordance with the provisions of Section 11.9 hereof of such action; provided further, however, that except as provided below, Section 10.1 of this Agreement may not be amended, modified or supplemented without the prior written consent of (i) CEP (and its respective Permitted Transferees) and (ii) the Non-CEP Stockholders owning two-thirds of the Company Stock owned by all the Non-CEP Stockholders; provided further, however, that Section 10.1(d) may not be amended, modified or supplemented without the prior written consent of CEP and by those Non-CEP Stockholders who collectively hold at least two thirds of the total amount of the then-outstanding Common Stock held by Non-CEP Stockholders.

(b)           The rights and remedies of the Stockholders and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right.

11.13  Defaults; No Circumvention of Agreement. A default by any party to this Agreement in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party. No Stockholder or any of its Permitted Transferees may do indirectly, through the sale of capital stock of its or their subsidiaries or otherwise, that which is not permitted by this Agreement (including, without limitation, the provisions of Articles II, III and IV hereof).

11.14  Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.15  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

11.16  Recapitalization, Etc.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any shares of Company Stock by reason of any reorganization, any recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to stockholders or combination of the shares of Company Stock or any other change in the Company’s capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

11.17  Performance Bonuses. The Board will annually consider the possibility of a performance bonus for each Management Stockholder based on the achievement by the Company of satisfactory results.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

CELLU PAPER HOLDINGS, INC.

By:	Phyllis Haberman
Name:
Title:

CHARTERHOUSE EQUITY PARTNERS III, L.P.

By:	CHUSA Equity Investors III, L.P., General Partner

By:	Charterhouse Equity III, Inc., General Partner

By:	Phyllis Haberman
Name:
Title:

CHEF NOMINEES LIMITED

By:	Charterhouse Group International, Inc., Attorney-in-fact

By:	Phyllis Haberman
Name:
Title:

WAHYAM CAPITAL, LLC

By:	/s/ Robert P. CROZER
Name: Robert P. Crozer
Title: Chairman

Schedule A

Schedule of Management Stockholders

Management Stockholder	Shares	Options

EXHIBIT A

PROMISSORY NOTE

No.

$	[Date]

FOR VALUE RECEIVED, CELLU PAPER HOLDINGS, INC. a Delaware corporation (the “Payor”), hereby promises to pay to                         (the “Terminated Management Stockholder”), the principal sum of                          dollars ($               ) (the “Principal Amount”), by                           (the “Maturity Date”).

The unpaid Principal Amount outstanding from time to time shall bear interest at a rate equal to    % per annum, until paid in full. Such interest shall be payable in lawful money of the United States of America on the Maturity Date.

1.             Optional Prepayments. The Payor may, at any time and from time to time, without premium or penalty, prepay, in whole or part, the then outstanding principal balance hereof, together with all interest accrued and unpaid hereunder through the date of such prepayment, provided that any partial payment shall be credited first against any interest accrued and unpaid, then to the outstanding principal balance hereof.

2.             Miscellaneous. This Note shall be deemed to have been made under and shall be governed by the internal laws of the State of New York in all respects, without regard to its provisions relating to conflicts of law. None of the terms or provisions hereof may be waived, altered, modified or amended except as the parties hereto may consent in writing.

3.             Subordination. Any and all amounts owing by, or obligations of, the Payor under this Note shall be, and hereby are, expressly made subordinate in right of payment to all obligations of the Payor under any indebtedness incurred by Payor.

IN WITNESS WHEREOF, the Payor has executed and delivered this Note to the Terminated Management Stockholder as of the date first above written.

CELLU PAPER HOLDINGS, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

[TERMINATED MANAGEMENT STOCKHOLDER]

By:
Name:
Title: